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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 25, 2002
Date of Report (Date of earliest event reported)

PEREGRINE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-22209 (Commission File)	95-3773312 (IRS Employer Identification Number)

3611 Valley Centre Drive
Fifth Floor
San Diego, CA 92130

(858) 481-5000
(Address of Principal Executive Offices)

(Former name of former address, if changed since last report)

ITEM 6:    RESIGNATION OF REGISTRANT'S DIRECTORS

        Peregrine Systems, Inc. (the "Company") announced today that Larry Garlick has resigned as a director of the Company and leader of the Company's Remedy® product line. Mr. Garlick informed the Company's Board of Directors that he resigned because of differences between him and the Board regarding the strategic direction of the Company. Mr. Garlick also expressed frustration that he was not given greater autonomy to run the Remedy business without oversight from the Company's Chief Executive Officer.

        Prior to Mr. Garlick's resignation, the Board of Directors had previously determined that the proposal and plan referenced in Mr. Garlick's resignation letter were not in the best interests of the Company as a whole.

        A copy of Mr. Garlick's letter of resignation is attached hereto as Exhibit 17.1, and a copy of the Company's press release announcing his resignation is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description
17.1	Letter of Resignation of Larry Garlick, dated July 24, 2002
99.1	Press Release dated July 25, 2002 of Peregrine Systems, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2002	PEREGRINE SYSTEMS, INC.
	By:	/s/ KATHY VIZAS Kathy Vizas Secretary and Interim General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
17.1	Letter of Resignation of Larry Garlick, dated July 24, 2002
99.1	Press Release dated July 25, 2002 of Peregrine Systems, Inc.

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SIGNATURES
INDEX TO EXHIBITS